Exhibit 99(e)

CERTIFICATE REGARDING
PPL ELECTRIC UTILITIES CORPORATION'S 10-K FOR THE YEAR ENDED DECEMBER 31, 2002

In connection with the annual report on Form 10-K of PPL Electric Utilities Corporation (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal executive officer of the Company, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, I have executed this certificate as of this 3rd day of March, 2003.

/s/ Michael E. Bray Michael E. Bray President PPL Electric Utilities Corporation